As filed with the Securities and Exchange Commission on February 1, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Omniture, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0619936 (I.R.S. Employer Identification Number)
550 East Timpanogos Circle
Orem, Utah 84097
801.722.7000
(Address, including zip code, and telephone number, including area code, of principal executive offices)

2006 EQUITY INCENTIVE PLAN
2006 EMPLOYEE STOCK PURCHASE PLAN
2007 EQUITY INCENTIVE PLAN
2008 EQUITY INCENTIVE PLAN
AVIVO CORPORATION 1999 EQUITY INCENTIVE PLAN
VISUAL SCIENCES, INC. AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN
VISUAL SCIENCES, INC. 2004 EQUITY INCENTIVE AWARD PLAN
VISUAL SCIENCES, INC. 2006 EMPLOYMENT COMMENCEMENT EQUITY INCENTIVE AWARD PLAN
(Full title of the plans)

Shawn J. Lindquist
Chief Legal Officer
Omniture, Inc.
550 East Timpanogos Circle
Orem, Utah 84097
801.722.7000
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Robert G. O’Connor
Wilson Sonsini Goodrich & Rosati
Professional Corporation
One Market, Spear Tower, Suite 3300
San Francisco, California 94105
415.947.2000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum		Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering Price		Aggregate	Registration
to be Registered	Registered (1)	Per Share		Offering Price	Fee
Common Stock $0.001 par value: To be issued under the 2006 Equity Incentive Plan	3,043,344 shares (2)	$24.24	(3)	$73,770,659	$2,944
Common Stock $0.001 par value: To be issued under the 2006 Employee Stock Purchase Plan	608,668 (4)	$23.03	(5)	$14,017,625	$560
Common Stock $0.001 par value: To be issued under the 2007 Equity Incentive Plan	89,191 shares (6)	$24.24	(3)	$2,161,990	$87
Common Stock $0.001 par value: To be issued under the 2008 Equity Incentive Plan	952,093 shares (7)	$24.24	(3)	$23,078,738	$921
Common Stock $0.001 par value: To be issued under the Avivo Corporation 1999 Equity Incentive Plan	18,793 shares (8)	$5.19	(9)	$97,536	$4
Common Stock $0.001 par value: To be issued under the Visual Sciences, Inc. Amended and Restated 2000 Equity Incentive Plan	94,645 shares (10)	$9.88	(9)	$935,093	$38
Common Stock $0.001 par value: To be issued under the Visual Sciences, Inc. 2004 Equity Incentive Award Plan	1,263,441 shares (11)	$25.97	(9)	$32,811,563	$1,310
Common Stock $0.001 par value: To be issued under the Visual Sciences, Inc. 2006 Employment Commencement Equity Incentive Award Plan	106,954 shares (12)	$24.76	(9)	$2,648,182	$106
TOTAL	6,177,129 shares	$—		$149,521,386	$5,970

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2006 Equity Incentive Plan, 2006 Employee Stock Purchase Plan, 2007 Equity Incentive Plan, 2008 Equity Incentive Plan, Avivo Corporation 1999 Equity Incentive Plan, Visual Sciences, Inc. Amended and Restated 2000 Equity Incentive Plan, Visual Sciences, Inc. 2004 Equity Incentive Award Plan and Visual Sciences, Inc. 2006 Employment Commencement Equity Incentive Award Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock. For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into eight subtotals.

(2)	This subtotal represents the sum of shares authorized to be issued under the 2006 Equity Incentive Plan to be registered under this Registration Statement.

(3)	Estimated in accordance with Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee based upon the price per share of $24.24, which was the average of the high and low price per share of the Common Stock as reported on the Nasdaq Global Market on January 30, 2008.

(4)	This subtotal represents the number of shares authorized to be issued under the 2006 Employee Stock Purchase Plan to be registered under this Registration Statement.

(5)	Estimated in accordance with Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee based upon 95% of the price per share of $24.24, which was the average of the high and low price per share of the Common Stock as reported on the Nasdaq Global Market on January 30, 2008. Pursuant to the 2006 Employee Stock Purchase Plan, which plan is incorporated by reference herein, the purchase price of a share of common stock shall mean an amount equal to 95% of the fair market value of a share of common stock at the end of an offering period.

(6)	This subtotal represents the sum of shares authorized to be issued under the 2007 Equity Incentive Plan to be registered under this Registration Statement.

(7)	This subtotal represents the sum of shares authorized to be issued under the 2008 Equity Incentive Plan to be registered under this Registration Statement.

(8)	This subtotal represents the sum of shares issuable upon exercise of options that are outstanding under the Avivo Corporation 1999 Equity Incentive Plan, which options were assumed by the Registrant in connection with the acquisition of Visual Sciences, Inc.

(9)	Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of the weighted average price per share at which the options may be exercised under the respective Plans.

(10)	This subtotal represents the sum of shares issuable upon exercise of options that are outstanding under the Visual Sciences, Inc. Amended and Restated 2000 Equity Incentive Plan, which options were assumed by the Registrant in connection with the acquisition of Visual Sciences, Inc.

(11)	This subtotal represents the sum of shares issuable upon exercise of options that are outstanding under the Visual Sciences, Inc. 2004 Equity Incentive Award Plan, which options were assumed by the Registrant in connection with the acquisition of Visual Sciences, Inc.

(12)	This subtotal represents the sum of shares issuable upon exercise of options that are outstanding under the Visual Sciences, Inc. 2006 Employment Commencement Equity Incentive Award Plan, which options were assumed by the Registrant in connection with the acquisition of Visual Sciences, Inc.

OMNITURE, INC.
REGISTRATION STATEMENT ON FORM S-8

EXPLANATORY NOTE	2

PART I	2
Item 1. Plan Information	2
Item 2. Registration Information and Employee Plan Annual Information	2

PART II	2
Item 3. Incorporation of Documents by Reference	2
Item 4. Description of Securities	3
Item 5. Interests of Named Experts and Counsel	3
Item 6. Indemnification of Directors and Officers	3
Item 7. Exemption from Registration Claimed	4
Item 8. Exhibits	4
Item 9. Undertakings	5

SIGNATURES	7
INDEX TO EXHIBITS	8
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.2
EXHIBIT 23.3
EXHIBIT 99.1
EXHIBIT 99.9
EXHIBIT 99.10
EXHIBIT 99.11
EXHIBIT 99.12
EXHIBIT 99.13
EXHIBIT 99.14

EXPLANATORY NOTE
     This Registration Statement on Form S-8 relates to the issuance of up to 6,177,129 shares of the Registrant’s common stock that may be issued pursuant to (1) the Registrant’s 2006 Equity Incentive Plan and 2006 Employee Stock Purchase Plan, (2) the Registrant’s 2007 Equity Incentive Plan which was adopted using the shares available for grant pursuant to the Offermatica 2005 Equity Incentive Plan (which was assumed by the Registrant in connection with its acquisition of Offermatica Corporation in December 2007), (3) the Registrant’s 2008 Equity Incentive Plan which was adopted using the shares available for grant pursuant to the Visual Sciences 2004 Equity Incentive Plan (which was assumed by the Registrant in connection with the acquisition of Visual Sciences, Inc. in January 2008) and (4) the exercise of certain awards outstanding under Visual Sciences’ equity incentive plans which were assumed in connection with the acquisition of Visual Sciences by the Registrant and which became exercisable for shares of the Registrant’s common stock.
PART I
INFORMATION REQUIRED IN THE PROSPECTUS
Item 1. Plan Information.
     The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or a prospectus supplement pursuant to Rule 424.
Item 2. Registration Information and Employee Plan Annual Information.
     The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or a prospectus supplement pursuant to Rule 424 under the Securities Act.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents, which were filed by the Registrant with the SEC, are incorporated by reference into this Registration Statement, except to the extent of information which was furnished rather than filed by the Registrant, all such furnished information specifically not being incorporated by reference herein:
1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on March 23, 2007, including the amendment on Form 10-K/A filed on March 28, 2007.

2.	All other reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above.

3.	The description of the Registrant’s securities contained in the Registrant’s registration statement on Form 8-A filed with the SEC on June 26, 2006, including any amendments or reports filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     The validity of the shares of common stock offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, San Francisco, California. Certain investment partnerships comprised of members of, and persons associated with, Wilson Sonsini Goodrich & Rosati and certain individuals affiliated with Wilson, Sonsini, Goodrich, & Rosati beneficially hold shares of our common stock, which in the aggregate represent less than 1% of our outstanding shares of common stock at February 1, 2008.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.
     As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant’s certificate of incorporation includes provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers.
     In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the Registrant provide that:
•	The Registrant shall indemnify its directors and officers for serving the Registrant in those capacities or for serving other business enterprises at the Registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•	The Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.
•	The Registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Registrant’s board of directors or brought to enforce a right to indemnification.

•	The rights conferred in the bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.
     The Registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also provide for certain additional procedural protections. The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.
     These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit
Number	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm

23.2	Consent of Ernst & Young LLP, an independent registered public accounting firm

23.3	Consent of KPMG LLP, independent public accounting firm

23.4	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

99.1	Consent of Duff & Phelps, LLC, Independent Valuation Firm

99.2	Consent of Forrester Research, Inc (incorporated by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-3, filed with the Securities and Exchange Commission on August 15, 2007)

99.3	Consent of comScore Networks, Inc. (incorporated by reference to Exhibit 99.5 to the Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 9, 2006)

Exhibit
Number	Description
99.4	Consent of JupiterResearch (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on May 22, 2007)

99.5	2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.3A to the Registrant’s Registration Statement on Form S-1 filed with the with the Securities and Exchange Commission on April 4, 2006)

99.6	Forms of Stock Option Agreement under the 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.3B to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 4, 2006)

99.7	2006 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4A to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 4, 2006)

99.8	Form of Subscription Agreements under the 2006 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4B to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 4, 2006)

99.9	2007 Equity Incentive Plan

99.10	Form of Stock Option Agreement under the 2007 Equity Incentive Plan

99.11	Form of Restricted Stock Unit Award Agreement under 2007 Equity Incentive Plan

99.12	2008 Equity Incentive Plan

99.13	Form of Stock Option Agreement under the 2008 Equity Incentive Plan

99.14	Form of Restricted Stock Unit Award Agreement under 2008 Equity Incentive Plan

99.15	Avivo Corporation 1999 Equity Incentive Plan (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 of Visual Sciences, Inc. filed with the Securities and Exchange Commission on May 10, 2005)

99.16	Amended and Restated 2000 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 of Visual Sciences, Inc. filed with the Securities and Exchange Commission on May 27, 2004)

99.17	2004 Equity Incentive Award Plan (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 of Visual Sciences, Inc. filed with the Securities and Exchange Commission on September 28, 2004)

99.18	2006 Employment Commencement Equity Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of Visual Sciences, Inc. filed with the Securities and Exchange Commission on August 8, 2006)
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orem, State of Utah, on the 1st day of February, 2008.

OMNITURE, INC.
By:	/s/ Joshua G. James
Joshua G. James
Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua G. James, Michael S. Herring and Shawn J. Lindquist, and each of them individually, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joshua G. James Joshua G. James	Chief Executive Officer and Director (Principal Executive Officer)	February 1, 2008

/s/ Michael S. Herring Michael S. Herring	Chief Financial Officer and Executive Vice President (Principal Accounting and Financial Officer)	February 1, 2008

/s/ D. Fraser Bullock D. Fraser Bullock	Director	February 1, 2008

/s/ Gregory S. Butterfield Gregory S. Butterfield	Director	February 1, 2008

/s/ Dana L. Evan Dana L. Evan	Director	February 1, 2008

/s/ Mark P. Gorenberg Mark P. Gorenberg	Director	February 1, 2008

/s/ Rory T. O’Driscoll Rory T. O’Driscoll	Director	February 1, 2008

/s/ John R. Pestana John R. Pestana	Director	February 1, 2008

INDEX TO EXHIBITS

Exhibit
Number	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm

23.2	Consent of Ernst & Young LLP, an independent registered public accounting firm

23.3	Consent of KPMG LLP, independent public accounting firm

23.4	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

99.1	Consent of Duff & Phelps, LLC, Independent Valuation Firm

99.2	Consent of Forrester Research, Inc (incorporated by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-3, filed with the Securities and Exchange Commission on August 15, 2007)

99.3	Consent of comScore Networks, Inc. (incorporated by reference to Exhibit 99.5 to the Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 9, 2006)

99.4	Consent of JupiterResearch (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on May 22, 2007)

99.5	2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.3A to the Registrant’s Registration Statement on Form S-1 filed with the with the Securities and Exchange Commission on April 4, 2006)

99.6	Forms of Stock Option Agreement under the 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.3B to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 4, 2006)

99.7	2006 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4A to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 4, 2006)

99.8	Form of Subscription Agreements under the 2006 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4B to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 4, 2006)

99.9	2007 Equity Incentive Plan

99.10	Form of Stock Option Agreement under the 2007 Equity Incentive Plan

99.11	Form of Restricted Stock Unit Award Agreement under 2007 Equity Incentive Plan

99.12	2008 Equity Incentive Plan

99.13	Form of Stock Option Agreement under the 2008 Equity Incentive Plan

99.14	Form of Restricted Stock Unit Award Agreement under 2008 Equity Incentive Plan

99.15	Avivo Corporation 1999 Equity Incentive Plan (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 of Visual Sciences, Inc. filed with the Securities and Exchange Commission on May 10, 2005)

Exhibit
Number	Description
99.16	Amended and Restated 2000 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 of Visual Sciences, Inc. filed with the Securities and Exchange Commission on May 27, 2004)

99.17	2004 Equity Incentive Award Plan (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 of Visual Sciences, Inc. filed with the Securities and Exchange Commission on September 28, 2004)

99.18	2006 Employment Commencement Equity Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of Visual Sciences, Inc. filed with the Securities and Exchange Commission on August 8, 2006)